FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

This First Amendment (the “Amendment”) to the Stock Purchase Agreement dated as of June 20, 2012 (the “Agreement”), is made and entered into effective as of July 13, 2012 (the “Effective Date”), by and among PICO Holdings, Inc., a California corporation (the “Parent”), PICO Investment Corporation, an Ohio corporation (“PICO Investment”) and White Mountains Solutions Holding Company, a Connecticut corporation (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.

RECITALS

WHEREAS, Section 10.10 of the Agreement provides that the Agreement may be amended and the terms thereof may be waived only by a written instrument signed by each of the Parties, or, in the case of a waiver, by the Party waiving compliance.

WHEREAS, the undersigned Parties hereto constitute all of the Parties to the Agreement and they hereby consent to the Amendment of the Agreement under the terms and provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Parties hereby agree as follows:
AGREEMENT

1.Amendment of Section 4.3(a). Section 4.3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 4.3    Consents, Approvals and Filings
(a)    Sellers and Buyer shall each use their commercially reasonable best efforts and will cooperate fully with each other to (i) comply as promptly as practicable with all requirements of any Governmental Entity applicable to the transactions contemplated by this Agreement; (ii) obtain as promptly as practicable all Permits set forth in Section 4.3 of the Disclosure Schedule in connection with the consummation of the transactions contemplated by this Agreement (“Necessary Permits”); and (iii) obtain as promptly as practicable all consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement. In connection therewith, Sellers and Buyer shall make and cause their respective Affiliates to make all formal filings and material supplements thereto required pursuant to applicable Requirements of Law (such formal filings and material supplements thereto, collectively, “Material Filings”) as promptly as practicable (and in no event more than forty (40) Business Days after the date of this Agreement or such other date agreed to by the Parties in writing) in order to facilitate the prompt consummation of the transactions contemplated by the Transaction Agreements and shall promptly make, and shall cause their respective Affiliates to promptly make, such Material Filings as such Governmental Entities may reasonably request, including (x) Buyer causing “Form A” or similar change of control applications to be filed in each jurisdiction where required by applicable Insurance Laws with respect to the transactions contemplated by the Transaction Agreements; (y) if required by applicable Insurance Laws, Buyer causing “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Insurance Laws; and (z) Sellers causing the Companies to apply for permission from, as applicable, the California Department and the Ohio Department to make Pre-Closing Dividends in an amount at least equal to eighty percent (80%) of the Targeted Pre-Closing Dividends. Neither Sellers nor Buyer shall take or cause to be taken any action that it is aware or reasonably should be aware would have the effect of delaying, impairing or impeding the receipt of any such Necessary Permits.

2.Amendment of Section 4.12(a). Section 4.12(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 4.12    Investment Assets.
(a)    Following the date of this Agreement, the Sellers shall cause the Companies to either (i) invest any cash on-hand (including any interest, dividends or principal repayment received with respect to any Investment Asset) and the proceeds from the sale of any Investment Asset (other than any Investment Asset which will be included in a Pre-Closing Dividend) in United States Treasuries with maturities of three (3) years or less (or such other later maturity dates agreed to by the Parties in writing) or (ii) hold any cash (including any interest, dividends or principal repayment received with respect to any Investment Asset (other than any Investment Asset which will be included in a Pre-Closing Dividend)) and the proceeds from the sale of any Investment Asset (other than any Investment Asset which will be included in a Pre-Closing Dividend) in United States dollars.
3.Continued Validity. Except as otherwise expressly provided herein, the terms and provisions of the Agreement shall remain in full force and effect.

4.Approval of Amendment. By their signatures below, the Parties herby adopt this Amendment.

5.Necessary Acts. Each Party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

6.Governing Law. This Amendment shall be interpreted and construed in accordance with the Laws of the State of New York, without regard to its conflict of laws principles that would require application of the Laws of a jurisdiction other than the State of New York.

7.Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Parties. Each counterpart may be delivered by facsimile transmission or e-mail (as a .pdf, .tif or similar uneditable attachment), which transmission shall be deemed delivery of an originally executed counterpart hereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

PICO HOLDINGS, INC.

By:    /s/ James F. Mosier
Name: James F. Mosier
Title: Secretary

PICO INVESTMENT CORPORATION

By:    /s/ James F. Mosier
Name: James F. Mosier
Title: Secretary

WHITE MOUNTAINS SOLUTIONS HOLDING COMPANY

By:     /s/ W. Neal Wasserman
Name: W. Neal Wasserman
Title: President

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